EXHIBIT 99.1

For Immediate Release

C&F FINANCIAL CORPORATION

Wednesday, August 18, 2004

Contact:	Tom Cherry, Senior Vice President & CFO
(804) 843-2360

C&F Financial Corporation Announces

Quarterly Dividend

West Point, VA — The directors of C&F Financial Corporation (NASDAQ:CFFI) declared a cash dividend at their August board meeting. A regular dividend of $.22 per share is payable October 1, 2004 to shareholders of record on September 15, 2004.

C&F Financial Corporation operates fourteen retail bank branches located throughout the Peninsula to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary and its division, Citizens and Commerce Bank. The Company provides mortgage, title and settlement services through C&F Mortgage Corporation’s fifteen offices and offers full investment services through its subsidiary C&F Investment Services, Inc. The Company also owns Moore Loans, Inc., a regional finance company with three offices providing automobile loans in Richmond, Roanoke, Hampton Roads and portions of eastern Tennessee.